Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment (“Amendment”) to the Employment Agreement dated December 18, 2017 (the “Agreement”) between Kenneth Pollack (the “Executive”) and AGNC Mortgage Management, LLC (the “Company”), is entered into as of January 25, 2019 (the “Effective Date”).
W I T N E S S E T H:
WHEREAS, the Company and the Executive are parties to the Agreement and wish to enter into this Amendment to revise certain terms and conditions of the Agreement on and after the Effective Date; and
WHEREAS, it is in the interests of the Company that the Executive’s services continue to be available to the Company; and
WHEREAS, it is a condition to the Executive’s continued employment by the Company that the Executive execute and deliver this Amendment, and in order to induce the Executive to continue his employment, the Company has agreed to provide him with the rights and benefits described more fully herein.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Paragraph 4(c) of the Agreement is amended and restated in its entirety read as follows:
Long-Term Incentive Awards. Beginning in the first quarter of calendar year 2019, and during the first quarter of each calendar year of the Employment Period thereafter, Executive shall be eligible to receive long-term incentive award(s), subject to approval by the Board, as part of the Company’s long-term incentive program applicable to other executives (the “Target Annual LTIA”). Beginning in the calendar year 2019 and beyond, such grants shall have an aggregate target fair value equal to 150% of Executive’s Base Salary for the corresponding calendar year (initially set at $750,000). Annual grants will be comprised of a combination of 50% “Performance-Based Awards” that shall vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee in its reasonable judgment) (the “Performance-Based Metrics”) measured over a multi-year performance period with the amount of shares and the associated performance targets specified at or before the grant date of the award, and 50% time-based awards that shall vest based on continued service over a multi-year period. If the Performance-Based

Metrics are exceeded (as determined by the Compensation Committee in its reasonable judgment), the Executive may earn up to 200% of the target number of shares underlying the Performance-Based Award. Notwithstanding the foregoing, each Target Annual LTIA shall be subject to approval by the Board and to the terms and conditions of the Equity Plan and the applicable award agreement(s) to be entered into between AGNC and the Executive, which shall be consistent with the terms hereof.
2.    Effect on Agreement. Other than as specifically amended herein, the Agreement shall remain in full force and effect.
3.    Complete Agreement. (a) This Amendment together with the Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof.
4.    Counterparts. This Agreement may be executed in one or more counterparts (including electronically transmitted counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
5.    Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Maryland. The Company and the Executive agree that the state and federal courts located in the State of Maryland shall have jurisdiction in any action, suit or proceeding based on or arising out of this Agreement and the Company and the Executive hereby: (a) submit to the personal jurisdiction of such courts, (b) consent to service of process in connection with any action, suit or proceeding and (c) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGNC MORTGAGE MANAGEMENT, LLC

By: /s/ Gary Kain
Name: Gary Kain
Title: Chief Executive Officer

EXECUTIVE

By: /s/ Kenneth Pollack
Name: Kenneth Pollack